Consent of Independent Registered Public Accounting Firm

   We have issued our report dated December 19, 2007 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 458 as of August 31, 2007 and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                        GRANT THORNTON LLP


New York, New York
December 19, 2007